                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-24047, Form S-8 No. 333-57799 and Form S-8 No. 333-44416)
pertaining to the Keystone Automotive Industries, Inc. 1996 Employee Stock Incentive Plan, as amended, of our report dated June 1, 2001, with respect to the consolidated financial statements and schedule of Keystone Automotive Industries, Inc. included in the Annual Report on Form 10-K for the year ended March 30, 2001.


                                            /s/ Ernst & Young LLP



Los Angeles, California
June 27, 2001